Exhibit 99.2

FOR IMMEDIATE RELEASE
Company Contact:
Edward Nichols
Manakoa Services Corporation Phone 303.327.5200 x664

Investors:
Jordan Silverstein/John Nesbett
The Investor Relations Group Phone: 212.825.3210

Manakoa and Rocketinfo to Join Forces in Regulatory Compliance Research Services

May 27, 2005,  Kennewick,  WA: Manakoa Services  Corporation  (OTCBB:  MKOS.OB -
News) is joining forces with Rocketinfo Corporation (OTCBB: RKTI.OB - News) to provide expanded content and targeted real-time news feeds on regulatory compliance and IT security issues.

Manakoa, a pioneer in Enterprise Risk Management, launched the Manakoa KnowledgeBase(TM) regulatory compliance research engine earlier this year. Under this comprehensive arrangement, Rocketinfo will provide targeted, relevant news on a broad range of regulatory compliance issues that will be integrated into the KnowledgeBase(TM) for easy access by Manakoa's growing subscriber base.

Manakoa will also deploy Rocketinfo's enterprise search application for internal competitive intelligence and other research-intensive tasks. In addition, the two companies are finalizing a reseller arrangement under which Manakoa will introduce the Rocketinfo Desktop to their clients, while Rocketinfo will provide the Manakoa offering to the client base of Rocketinfo.

"The domestic and international fields of regulatory compliance and security are ever changing and rapidly expanding, making the task of staying on top of breaking news and market trends a significant challenge. We believe the technology and the relevant news feeds offered by Rocketinfo can significantly enhance the breadth and depth of information available to our customers," stated James C. Katzaroff, president of Manakoa.

Gary Campbell, Rocketinfo's Chairman and CEO expounded, "Working with Manakoa provides us an opportunity to provide timely, relevant news on the mission-critical compliance issues covered by the KnowledgeBase(TM). Manakoa has created a unique research engine that organizes security and regulatory compliance information in a manner that addresses the needs of decision makers. We're confident that our ability to provide real-time and highly focused content will add significantly to their value proposition."

About Manakoa Services Corporation

Manakoa (www.Manakoa.com) is an independent software vendor company addressing the multi-billion dollar IT security, IT compliance, and regulatory compliance marketplace. Manakoa's security and compliance solutions suite offers advanced automation software designed to control business and IT policies, implement and enforce mandated compliance initiatives, and provide dynamic views for monitoring and administration based on the role and permissions of user and department. Manakoa's software platform can greatly reduce consulting hours and time-to-compliance through sustainable, repeatable technology. Manakoa's flagship products provide unique templates for analyzing compliance with United States regulations such as the Gramm Leach Bliley Act, Sarbanes-Oxley, FISMA, the USA Patriot Act, and HIPPA. Manakoa's full product suite provides a scalable, cost-effective, total compliance solution, which can easily be utilized in concert with a company's existing IT. Stand-alone components of the


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suite include the Manakoa  KnowledgeBase(TM),  Manakoa Compliance  Services(TM),
Manakoa System Control Management Pack, and Compliance Auditing Management Packs
(CAMP) (TM) The Company is the only corporation to have three individuals named as Microsoft Most Valuable Professional in the field of security.

About Rocketinfo

Rocketinfo (www.rocketinfo.com) provides a superb combination of an extensive business news database, next-generation search technologies, unique and proprietary approaches to the extraction of valuable business information, and a complete range of delivery tools (including RSS). Rocketinfo provides embedded search tools and services to third-party search engines, portals and software vendors for use in applications ranging from customer relationship management
(CRM), business intelligence (BI) and financial services. The company also operates the RocketNews search engine (www.rocketnews.com), and the Rocket RSS Reader (http://reader.rocketinfo.com).

Under the Private Securities Litigation Reform Act--with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein described, including, but not limited to, product acceptance, economic, competitive, governmental, results of litigation, technological and/or other factors which are outside the control of the Company. Actual results and developments may differ materially from those contemplated by these statements depending on such factors as changes in general economic conditions and financial or equity markets, technological changes, and other business risk factors. The Company does not assume, and expressly disclaims, any obligation to update these forward-looking statements.


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